UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

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☒ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐ Definitive Information Statement

China Yida Holding, Co.

(Name of Registrant As Specified In Charter)

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China Yida Holding, Co.
RM 1302-3 13 /F, Crocdile House II,
55 Connaught Road Central
Hong Kong

INFORMATION STATEMENT
(Preliminary)

April 27, 2009

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of China Yida Holding, Co.:

The Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the stockholders of our common stock, par value $0.001 per share (the “common Stock”), a Delaware corporation,  to notify such stockholders that that we have received written consents of our majority stockholder holding the voting rights equivalent to 65.98% of the outstanding shares of our common stock exe authorizing a one-for-four reverse stock split of our common stock (the “Reverse Stock Split”) on April 23, 2009.

On April 23, 2009, our Board of Directors approved the above corporate action (the “Action”), subject to stockholder approval. The majority stockholders approved the Reverse Stock Split by written consent in lieu of a special meeting on April 23, 2009 in accordance with the Delaware General Corporation Law.

Under the Delaware Corporate Act, and our Articles of Incorporation and By-Laws, stockholder action may be taken by written consent in lieu of a special meeting. Accordingly, the above-described actions by our Board of Directors and written consent of our sole stockholder are sufficient under the Delaware Corporate Act, our Articles of Incorporation, and our By-Laws. Accordingly, your consent is not required, and is not being solicited in connection with the approval of the Reverse Stock Split.

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will first mail this Information Statement to stockholders on or about April 27, 2009.

April 27, 2009

By Order of the Board of Directors
of China Yida Holding, Co.

By:	/s/ Chen Minhua
Chief Executive Officer
Chen Minhua

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors (the “Board”) believes that our stockholders will benefit from the Reverse Stock Split. We intend to apply for listing on a senior national stock exchange, including NYSE, NASDAQ or AMEX (n/k/a NYSE Alternext), which has initial listing criteria, including a minimum bid price threshold. We believe that the Reverse Stock Split may increase the price level of our common stock to meet the minimum bid price standard. To be listed on a senior national exchange will create a more liquid public market for our common stock, and therefore may increase our stockholders’ return on their investment.

However, there is no assurance that the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of our Common Stock outstanding resulting from the Reverse Stock Split. The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Accordingly, it was the Board’s opinion that the corporate action described above would better position to provide our stockholders with the greatest potential return. The Board approved the above Reverse Stock Split on April 23, 2008, and stockholders holding a voting majority of our outstanding voting capital stock approved the above transaction on April 23, 2009.

GENERAL INFORMATION

This Information Statement is being mailed or otherwise furnished to our stockholders by the Board to notify the Action that the holder of a majority of our outstanding voting stock have approved by written consent in lieu of a special meeting.

Our Board has determined that the close of business on April 23, 2009 was the record date (“Record Date”) for the stockholders entitled to this notice and Information Statement.

No Appraisal Rights

Under the Delaware General Corporation Law, dissenting shareholders will not have rights to appraisal in connection with the Action discussed in this Information Statement.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to China Yida Holding, Co., 20955 Pathfinder Rd., Suite 200-12, Diamond Bar, CA 91765. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

Shareholders Entitled to Vote

As of April 23, 2009, 68,084,487 shares of our common stock were issued and outstanding at the time of the Action.  No other class of stock or other shares were outstanding as of that date.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval. The consent of the holders of a majority of the outstanding shares of our common stock was necessary to authorize the Action.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

REVERSE STOCK SPLIT

GENERAL

The Board approved a resolution to implement a one-for-four Reverse Stock Split.  Under this Reverse Stock Split each four (4) shares of our Common Stock will be converted automatically into one (1) share of our Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.  The Company anticipates that the effective date of the reverse stock split will be May 27, 2009.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND  THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED FOURFOLD.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

In the past three fiscal years of 2008, 2007, 2006, our business operations have experienced continuous development. We expanded the scope of our services in the tourism and mass media industry, and realized substantial increase in our revenues. We increased our net income from $ 5,816,636 for the fiscal year 2006, to $10,978,150 for the fiscal year 2007, and to $ 18,191,044 for the fiscal year of 2008.

In light of our business performance and growth potential, our Board believes that it is in the best interest of our stockholders and the company to move the company from the OTC Bulletin Board up to a senior national stock exchange, including NYSE, NASDAQ or AMEX (n/k/a NYSE Alternext), which has higher initial listing criteria, including a minimum bid price threshold. The Reverse Stock Split may increase the price level of our common stock to meet the minimum bid price standard. To be listed on a senior national exchange will create a more liquid public market for our common stock, and therefore may increase our stockholders’ return on their investment.

We believe that the Reverse Stock Split may improve the price level of our Common Stock. The effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced from 68,084,487 shares as of April 23, 2009 to approximately 17,021,122 shares (depending on the number of fractional shares that are issued or cancelled). The number of authorized shares and the par value of Common Stock will not be affected.  The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly due to the number of fractional shares):

Pre-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
100,000,000	68,084,487	31,915,513

Post-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
100,000,000	17,021,122	82,978,878

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interest of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by four). While we expect that the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed above, the reason the Reverse Stock Split is being proposed is to increase price level of our Common Stock in order to meet the minimum bid price requirement of a senior stock exchange. This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither our Articles of Incorporation nor our By-Laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to our Articles of Incorporation or by-laws to institute an anti-takeover provision.  We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The main purpose for the Reverse Stock Split is to increase the price level of our Common Stock in order to meet the minimum bid price requirement of a senior national stock exchange. The current bid prices of our Common Stock on the OTC Bulletin Board are lower than most of the senior stock exchange. The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on May 14, 2009, or as soon thereafter as is practicable, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, American Stock Transfer and Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Our stockholders are not entitled to appraisal rights under the Delaware General Corporation Law in connection with the reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, we will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by us are incorporated herein by reference:

1.	Quarterly Reports on Form 10-Q for the quarters ended September 30, 2008; June 30, 2008 and March 31, 2008
2.	Annual Report on Form 10-K for the year ended December 31, 2008.

INFORMATION ON CONSENTING STOCKHOLDER

As of the Record Date, we had 68,084,487 shares of common stock entitled to vote. The consenting majority stockholders are the record and beneficial owners of a total of 44,895,822 shares of our common stock, which represents approximately 65.98% of the total number of our voting shares. Pursuant to Delaware General Corporation Law, the consenting majority stockholders voted in favor of the actions described herein in a written consent, dated April 23, 2009, attached hereto as Exhibit 1. No consideration was paid for the consent. The consenting stockholders' names, affiliation with the Company and beneficial holdings are as follows:

Names and Address	Shares Owned Number	Percentage of Consenting Shares

Chen Minhua	22,447,911	32.99%

Fan Yanling	22,447,911	32.99%

Total	44,895,822	65.98%

EFFECTIVE DATE OF REVERSE SPLIT

Pursuant to Rule 14c-2 under the Exchange Act, this Reverse Stock Split shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on May 27, 2009, or as soon thereafter and is practicable.

By Order of the Board of Directors /s/ Chen Minhua Chen Minhua Chief Executive Officer & Director

MAJORITY CONSENT IN LIEU OF A SPECIAL
MEETING OF THE SHAREHOLDERS OF
CHINA YIDA HOLDING, CO.

The undersigned, being the holders of a majority of shareholders entitled to vote, of China Yida Holding, Co., a corporation of the State of Delaware (the “Corporation”), does hereby authorize and approve the actions set forth in the following resolutions in lieu of a special meeting, and does hereby consent to the following action of this Corporation, which actions are deemed effective as of the date hereof:

WHEREAS, as of the date hereof, the Corporation has 68,084,487 shares of common stock outstanding, and each share of common stock is entitled to one (1) vote.

NOW THEREFORE, be it:

RESOLVED, that the Corporation hereby authorizes a 1-for-4 reverse stock split (the “Split”) of its issued and outstanding common stock to the holders of record as of April 23, 2009 (the “Record Date”). As a result of the Split, each four pre-Split shares of the Corporation are equal to one (1) post-Split shares on the Record Date.  The number of authorized shares of common stock is not affected by the Split.

FURTHER RESOLVED, that each of the officers of the Corporation be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their talking thereof.

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as the majority shareholders entitled to vote of China Yida Holding, Co.

Shareholder Name	Shareholder Signature	Shares Owned Number	Percentage of Voting Shares
Chen Minhua	/s/ Chen Minhua	22,447,911	32.99%
Fan Yanling	/s/ Fan Yanling	22,447,911	32.99%
Total		44,895,822	65.98%

Dated: April 23, 2009